UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia		20191
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 9, 2005, NII Holdings, Inc. (“NII Holdings”) entered into a Subscriber Unit Purchase Agreement (the “Agreement”) with Motorola Inc. (“Motorola”) relating to its purchase of handsets from Motorola. The Agreement supercedes the following prior agreements (the “Prior Agreements”) with Motorola or its affiliates that related to the purchase of handsets:
•	the Subscriber Unit Purchase Agreement, dated as of July 20, 2002, by and between Motorola, Inc. and Multifon, S.A. de C.V., the form of which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to NII Holdings’ Form 10-K on March 12, 2004;

•	the Subscriber Unit Purchase Agreement, dated July 23, 1999, by and between Motorola, Inc. and Nextel del Peru, S.A., a copy of which was filed with the SEC as Exhibit 10.44 to NII Holdings’ Form 10-K on March 30, 2000;

•	the Subscriber Unit Purchase Agreement, dated as of July 2, 2001, by and between Motorola Industrial Ltda. and Nextel Telecomunicacoes Ltda., the form of which was filed with the SEC as Exhibit 10.3 to NII Holdings’ Form 10-K on March 12, 2004;

•	the Subscriber Unit Purchase Agreement, dated as of September 7, 1999, by and between Motorola Industrial LTDA and NII Holdings, a copy of which was filed with the SEC as Exhibit 10.39 to NII Holdings’ Form 10-K on March 30, 2000; and

•	the Subscriber Unit Purchase Agreement, dated as of September 7, 1999, by and between Motorola, Inc. and NII Holdings, a copy of which was filed with the SEC as Exhibit 10.40 to NII Holdings’ Form 10-K on March 30, 2000.
     Generally, the Agreement continues the handset purchase relationship with Motorola set forth in the Prior Agreements under a single consolidated agreement. The only significant changes to the relationship, as provided for in the Agreement, are:
•	new pricing terms for handsets;

•	new commitments of NII Holdings to purchase a minimum number of handsets;

•	new limitations on Motorola’s liability in the event it breaches the Agreement;

•	new restrictions on NII Holdings’ ability to resell the handsets other than to their resale, lease or other transfer to end user customers for the use on the iDEN system in Latin America operated in the region for which such handsets were purchased; and

•	new termination provisions.
     The initial term of the Agreement is from January 1, 2005 to December 31, 2005 and the term will automatically renew for successive one year periods, unless it is superceded by a new agreement, terminated by either party at least ninety days prior to the expiration of the initial term or corresponding renewal term or terminated by a non-defaulting party after the default of the other party is not remedied. The Prior Agreements provided that they could be terminated upon shorter notice.

     In addition to the purchase of handsets from Motorola, NII Holdings has a number of important strategic and commercial relationships with Motorola, which have been previously disclosed in our periodic reports. NII Holdings uses a transmission technology called integrated digital enhanced network, or iDEN, technology developed by Motorola, Inc. iDEN technology is a proprietary technology of Motorola, and there are no other suppliers of this technology. NII Holdings purchases handset accessories and a substantial portion of its digital mobile network equipment from Motorola. NII Holdings’ equipment purchase agreements with Motorola govern its rights and obligations regarding purchases of digital mobile network equipment manufactured by Motorola. NII Holdings has minimum purchase commitments under these agreements that, if not met, subject it to payments based on a percentage of the commitment shortfall. NII Holdings also has various equipment agreements with Motorola. NII Holdings and Motorola have agreed to warranty and maintenance programs and specified indemnity arrangements. NII Holdings also pays Motorola for handset service and repair and training and is reimbursed for certain costs that it incurs under various marketing and promotional arrangements.
Item 1.02. Termination of a Definitive Material Agreement.
     On December 9, 2005, the Prior Agreements (as listed in Item 1.01 above) were superceded by the Agreement. The information provided in Item 1.01 is incorporated by reference into this Item 1.02.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: December 15, 2005	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel